UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934.

Date of Report (Date of earliest event reported) November 21, 2003

SBA COMMUNICATIONS CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	000-30110	65-0716501
(State or Other Jurisdiction of Incorporation)	(Commission File Number )	(I.R.S. Employer Identification No.)

5900 Broken Sound Parkway NW	Boca Raton, Florida	33487
(Address of Principal Executive Offices)		(Zip code)

Registrant’s telephone number, including area code (561) 995-7670

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events and Regulation FD Disclosure

On November 21, 2003, SBA Senior Finance, Inc. (“SBA Senior Finance”), a newly formed wholly-owned subsidiary of SBA Telecommunications, Inc. (“Telecommunications”), assumed all rights and obligations of Telecommunications under the existing $195.0 million senior credit facility pursuant to an amended and restated credit agreement, and related documents, between SBA Senior Finance, as borrower, the lenders from time to time parties thereto, General Electric Capital Corporation as Administrative Agent and GECC Capital Markets Group, Inc. as Lead Arranger and Bookrunner. Telecommunications was released from any obligation to repay the indebtedness under the previous credit agreement and related notes. Simultaneously with this assumption, Telecommunications contributed substantially all of its assets, consisting primarily of stock in various operating subsidiaries, to SBA Senior Finance. The amended and restated credit agreement contains all the same material financial covenants as the prior credit facility. The amended and restated credit agreement is attached hereto as Exhibit 10.39 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

c) Exhibits

10.39	Amended and Restated Credit Agreement dated as of November 21, 2003 among SBA Senior Finance, Inc., as borrower, the lenders from time to time parties thereto, General Electric Capital Corporation as Administrative Agent and GECC Capital Markets Group, Inc. as Lead Arranger and Bookrunner.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

November 25, 2003	SBA COMMUNICATIONS CORPORATION

/s/ John F. Fiedor
John F. Fiedor
Chief Accounting Officer